UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 6, 2018
_______________________________________________________________________
LEE ENTERPRISES, INCORPORATED
 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Delaware (State of Incorporation)	1-6227 (Commission File Number)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant's telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for  complying with any new or revised financial  accounting  standards provided  pursuant to Section 13(a) of

the Exchange Act.	[ ]

Item 8.01.        Other Events.

Mary Junck, Executive Chairman of Lee Enterprises, Incorporated (the "Company"), plans to transition from Executive Chairman of the Company after the annual shareholders meeting in February 2019 and will continue as Chairman of the Company's Board of Directors.

The change in responsibilities will complete a transition plan that included the advancement of Kevin Mowbray to President and Chief Executive Officer in 2016.  As Executive Chairman since then, Junck has served as an adviser to the CEO and continued to guide Lee's overall strategy and direction. As Chairman, she will provide leadership for the Board of Directors and lead projects as requested by the Board of Directors and the Chief Executive Officer.

On December 10, 2018, the Company issued a news release that provides additional information about Ms. Junck.  A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits
	99.1	News Release dated December 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED
/s/ Timothy R. Millage

Date: December 10, 2018	By:
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer